UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits

Signatures

Exhibits

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2010, Optical Cable Corporation (the “Company”) and SunTrust Bank (the “Bank”) entered into a revolving credit facility consisting of a Commercial Note and Agreement to Commercial Note under which the Bank provided the Company with a revolving line of credit for the working capital needs of the Company (the “Commercial Loan”). The Commercial Loan was due to mature on May 31, 2012. On July 25, 2011, the Company entered into a binding letter of renewal of commercial note extending the Commercial Loan to May 31, 2013. The Binding Letter of Renewal is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Commercial Loan provides the Company the ability to borrow an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $6,000,000, or (ii) the sum of 85% of certain receivables aged 90 days or less plus 35% of the lesser of $1,000,000 or certain foreign receivables plus 25% of certain raw materials inventory. Within the Revolving Loan Limit, the Company may borrow, repay, and reborrow, at any time or from time to time until May 31, 2013.

Advances under the Commercial Loan accrue at the greater of LIBOR plus 2%, or 3.0%. Accrued interest on the outstanding principal balance shall be paid on the first day of each month, with all then outstanding principal, interest, fees and costs due on May 31, 2013.

Also on July 25, 2011, the Company for itself and as successor by merger to Superior Modular Products Incorporated, formerly a Delaware corporation and Valley Bank, a Virginia banking corporation, its affiliates and their successors and assigns entered into a Fourth Loan Modification Agreement for the purpose of amending the definition of “SunTrust Debt” to provide for the extension of the Commercial Loan. The Fourth Loan Modification Agreement dated July 25, 2011 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(c) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

99.1	Binding Letter of Renewal dated July 25, 2011. (FILED HEREWITH)

99.2	Fourth Loan Modification Agreement dated July 25, 2011. (FILED HEREWITH)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ Tracy G. Smith
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: July 26, 2011